Exhibit 99.3

www.nts.com

NEWS RELEASE FOR August 16, 2013, at 6:00 A.M. EDT

Contact: Allen & Caron Inc	National Technical Systems
Jill Bertotti (investors)	Michael El-Hillow, CFO
jill@allencaron.com	mike.el-hillow@nts.com
Len Hall (media)	(818) 591-0776
len@allencaron.com
(949) 474-4300

National Technical Systems, Inc. to be Acquired by Aurora Capital Group

Calabasas, CA (August 16, 2013)…National Technical Systems, Inc. (NASDAQ: NTSC) (NTS), a leading provider of testing and engineering services, announced today that the Company has entered into an Agreement and Plan of Merger to be acquired by an affiliate of Aurora Capital Group, a Los Angeles-based private equity firm, that will result in NTS becoming a privately held company when the merger is completed.  Pursuant to the Merger Agreement, at the effective time of the merger each share of the Company’s outstanding common stock will be converted into the right to receive an amount in cash equal to $23.00 per share, which reflects a premium of 38.7 percent over the closing price of the Company’s common stock on August 15, 2013.

The proposed merger is subject to the approval of NTS shareholders. The Company will ask its shareholders to consider and vote to approve the Merger Agreement at a Special Meeting of Shareholders, which is expected to be held no later than October 31, 2013.

Completion of the merger is not subject to a financing condition, but is subject to the accuracy of the representations and warranties, performance of the covenants and other agreements included in the Merger Agreement, and customary closing conditions for a transaction of this type. Assuming satisfaction of those conditions, the Company expects the merger to close before the end of 2013.

NTS President and CEO William C. McGinnis said, “This is an exciting time to be a part of NTS. We view this announcement as good news for our employees, good news for our customers and business partners, and good news for our shareholders. We believe Aurora Capital Group, based on its proven expertise in many industries that are important to NTS, like aerospace, defense and transportation, to name just a few, is the right partner for us. We look forward to working closely with them and continuing to build a bright and prosperous future for NTS and all our stakeholders.”

McGinnis added that NTS will continue to operate in much the same way as it always has and that he expects the core management team and staff will remain in place.

NTS Founder and Vice Chairman of the Board Aaron Cohen said, “I am extremely pleased and proud to see this transaction come to fruition. It will allow NTS and our employees to continue to grow and excel as the preeminent independent testing and engineering services organization in North America. With Aurora as a partner, I believe the Company’s potential is limitless. I wish to thank all our employees for their years of dedicated service to the Company and our clients for their continued support and trust in NTS.”

If the merger is approved by the shareholders and consummated, all outstanding shares of NTS common stock will be acquired for $23.00 per share. The Company’s shares of common stock will then be deregistered under the Securities and Exchange Act of 1934, as amended (the Exchange Act); NTS will no longer be subject to the reporting requirements of the Exchange Act; and the shares of its common stock will no longer trade on any market.

National Technical Systems, Inc. Corporate Headquarters

24007 Ventura Boulevard, Suite 200, Calabasas, CA 91302 Main: 818-591-0776 Fax: 818-591-0899

The NTS board of directors formed a special committee of three independent directors to consider the transaction and to negotiate the price per share and the terms of the Merger Agreement on behalf of the Company. Based upon the unanimous recommendation of the special committee, the board of directors approved the Merger Agreement and determined that the terms of the merger transaction are fair to, and in the best interests of, the public shareholders of NTS.

Donald J. Tringali, Chairman of the Board and Chairman of the Special Committee, said “After a thoughtful evaluation of all alternatives in consultation with our advisors, we conclude this is the best option for our shareholders. We believe Aurora’s unique perspective on NTS and the industries it serves not only will allow Aurora to be a great partner for the Company going forward, but will also deliver an exceptional result to our current shareholders. On behalf of the Board and all shareholders, I would like to thank the exceptional executive management team for putting us in a position to bring this transaction to our shareholders.”

Houlihan Lokey served as financial advisor and Sheppard Mullin LLP as legal counsel for the special committee. Gibson, Dunn & Crutcher LLP served as legal counsel to Aurora Capital Group.

Further details of the Merger Agreement are contained in a Current Report on Form 8-K filed by the Company today with the Securities and Exchange Commission (the SEC).

About Aurora Capital
Aurora Capital Group is a Los Angeles-based private investment firm managing over $2 billion of capital across several funds. This transaction would be executed by Aurora's traditional private equity vehicle, which focuses on control investments in middle market businesses with leading market positions, strong cash flow profiles, and actionable opportunities for growth in partnership with operating management. Aurora also maintains a Resurgence fund, which invests in debt and equity securities of middle market companies and targets complex opportunities that are created by operational or financial challenges.

About National Technical Systems
National Technical Systems, Inc. is a leading provider of engineering services to the aerospace, defense, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit our website at www.nts.com or call 800-270-2516.

Forward-Looking Statements
This press release contains “forward looking statements” regarding the acquisition of NTS and other future events.  Factors that could cause actual events to differ include, but are not limited to: (1) the incurrence of unexpected costs, liabilities or delays relating to the merger; (2) the failure to satisfy the conditions to the merger; and (3) the failure to obtain shareholder approval for the merger.  Factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, including its recent filing on Form 10-K for the fiscal year ended January 31, 2013.   Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. NTS undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Important Additional Information:
In connection with the proposed merger, the Company will file a proxy statement and other relevant documents concerning the proposed merger with the SEC. The proxy statement and other materials filed with the SEC will contain important information regarding the merger, including, among other things, the recommendation of the Company's board of directors with respect to the merger. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to National Technical Systems, Inc.,   24007 Ventura Blvd., Calabasas, CA 91302, Attention: Corporate Secretary.

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information regarding the executive officers and directors of the Company is included in the Company’s Form 10-K filed with the SEC on April 30, 2013.  More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed merger.

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